Exhibit 99.1

Shareholder Relations	NEWS RELEASE

288 Union Street, Rockland, MA 02370	Contact:
Chris Oddleifson
President and
Chief Executive Officer
(781) 982-6660
Denis K. Sheahan
Chief Financial Officer
(781) 982-6341
INDEPENDENT BANK CORP. ANNOUNCES EARNINGS FOR THE THIRD
QUARTER OF 2005
     Rockland, Massachusetts (October 20, 2005). Independent Bank Corp., (NASDAQ: INDB), parent of Rockland Trust Company, today announced that net income for the quarter ended September 30, 2005 was $8.7 million, an increase of 5.1% from the $8.3 million reported in the same period last year. On a per diluted share basis, net income for the quarter was $0.56, an increase of $0.02 when compared to $0.54 for the quarter ended September 30, 2004. For the nine months ended September 30, 2005, net income was $24.6 million, an increase of 14.2% from $21.6 million reported in the same period last year. On a per diluted share basis, net income for the nine months ended September 30, 2005 was $1.59, an increase of $0.15 when compared to the $1.44 for the same nine month period last year.
     Comparing the three months ending September 30, 2005 to the same period last year, net interest income increased $1.7 million, or 6.8%, while net interest income for the nine months ended September 30, 2005 increased $7.5 million, or 10.5% from the same period last year. The net interest margin was 3.93% and 3.87% for the three and nine months ended September 30, 2005, respectively, as compared to 3.88% and 3.95%1 for the three and nine months ended September 30, 2004, respectively.
     Non-interest income increased by $410,000, or 6.1%, and decreased by $7,000, or (0.03%), during the three and nine months ended September 30, 2005, respectively, as compared to the same periods in the prior year. Excluding security gains, the Company experienced strong growth in non-interest income of 14.0% for the quarter as compared to the same period in the prior year, driven by increases in deposit service charges, investment management, and mortgage banking revenue.

➢	Service charges on deposit accounts increased by $283,000, or 8.9%, and by $470,000, or 5.1%, for the three and nine months ended

September 30, 2005, respectively, as compared to the same periods in 2004, reflecting growth in core deposits.

➢	Investment management services income increased by $142,000, or 11.8%, and $464,000, or 13.1%, for the three and nine months ended September 30, 2005, respectively, compared to the same periods last year due to growth in managed assets. Assets under administration increased by $135.2 million, or 26.2%, from the same period last year to $651.9 million.

➢	Mortgage banking income increased by $360,000, or 50.9%, and by $280,000, or 12.2%, for the three and nine months ended September 30, 2005, respectively, as compared to the same periods in 2004 as a result of selling a higher percentage of loan production and changes in market rates favorably impacting servicing asset amortization. The balance of the mortgage servicing asset is $3.0 million and loans serviced amounted to $349.1 million as of September 30, 2005.

➢	There were no gains on sale of securities in the third quarter of 2005. The gain realized on sale of securities in the third quarter of 2004 was $461,000. For the nine months ended September 30, 2005 the gain on sales of securities totaled $616,000 a decrease of $842,000, or (57.8%), from the $1.5 million recorded in the nine months ended September 30, 2004.

➢	Other non-interest income increased by $43,000, or 6.0%, and decreased by $350,000, or (13.6%), for the three and nine months ended September 30, 2005, respectively, as compared to the same period in 2004. The decrease in the nine month comparison is primarily due to a decrease in commercial loan prepayment fees.
     Non-interest expense increased by $1.2 million, or 6.2%, and by $3.5 million, or 6.1%, for the three and nine months ended September 30, 2005, respectively, as compared to the same periods in the prior year.

➢	Salaries and employee benefits increased by $590,000, or 5.3%, and by $3.6 million, or 11.2%, for the three and nine months ended September 30, 2005, respectively, as compared to the same periods in the prior year. Salaries increased by $155,000, or 1.9%, and by $1.5 million, or 6.1%, respectively, for the three and nine months ended September 30, 2005, compared to the same periods in 2004 as a result of annual merit increases for employees and select additions to staff to support strategic initiatives. Accruals for incentive compensation increased by $205,000 and $1.4 million for the three months and nine months ended September 30, 2005, respectively, as compared to the same periods last year due to improved operating performance.

➢	Occupancy and equipment related expense increased by $179,000, or 8.6%, and by $873,000, or 13.2% for the three and nine months ended September 30, 2005, respectively, as compared to the same periods in the prior year. The increase in this expense is primarily driven by facilities rent associated with the Falmouth Bancorp, Inc. acquisition which closed in mid 2004, lease buyout expense associated with branch closings, two de novo branches, and increased depreciation expense related to a new phone system installed in 2004. Snow removal cost also increased by $195,000, on a year over year basis due to the inclement weather experienced in the early part of 2005.

➢	Data processing and facilities management expense has decreased $110,000, or (9.3%), and $367,000 or, (10.8%), for the three and nine months ended September 30, 2005, respectively, compared to the same period in 2004, as a result of a new data processing contract finalized in the latter part of 2004.

➢	Other non-interest expenses increased by $991,000, or 24.3%, and by $32,000, or 0.2%, for the three and nine months ended September 30, 2005, respectively, as compared to the same periods in the prior year. The increase in other non-interest expenses for the three month period is primarily attributable to an increase in ATM and debit card service fees of $243,000 mainly due to ATM service provider conversion charges. Also contributing to the increase were increases in audit and examination fees of $102,000, and legal fees of $206,000. The increase in legal fees is a result of large recoveries recognized in the prior period offsetting that period’s legal expenses.
     Total assets increased by $39.7 million, or 1.4%, from December 31, 2004 to $3.0 billion at September 30, 2005. Management is focusing on earning asset growth in the high value segments of commercial lending and variable rate home equity lines of credit, while placing less emphasis on indirect auto and portfolio residential lending and the securities portfolio. While this strategy has slowed balance sheet growth, management believes it is prudent in the current interest rate environment.

➢	Securities decreased by $77.7 million, or (9.5%), during the nine months ended September 30, 2005. This resulted mainly from the sale of $62.9 million in longer duration securities for the nine months ended September 30, 2005, of which $53.3 million was sold in the second quarter of 2005 and $9.6 was sold in the first quarter of 2005. The ratio of securities to total assets as of September 30, 2005 was 24.8%.

➢	Total loans increased by $102.8 million, or 5.4%, during the nine months ended September 30, 2005. Commercial loans increased by $57.4 million, or 6.4%. Consumer loans increased $46.4 million, or 8.8%, primarily due to growth in variable home equity lines of credit. The consumer – auto loan portfolio decreased by $8.2 million, or (2.9%), during the nine months as production in this segment of the loan portfolio was de-emphasized due to narrowing spreads. Business banking loans totaled $50.1 million, representing growth of 14.7% and residential loans decreased $7.5 million, or (1.7%), during the first nine months of 2005. On a linked quarter basis the loan portfolio was essentially flat. Growth came from the home equity portfolio, with commercial lending experiencing modest growth. The rising rate environment has slowed commercial business development in the near term.

     Total deposits of $2.2 billion at September 30, 2005 increased $112.3 million, or 5.5%, compared to December 31, 2004. The Company experienced growth in core deposits of $40.2 million, or 2.5%. Time deposits increased by $72.0 million, or 16.0%, due to promotional certificate offerings. On a linked quarter basis deposits grew by 1.1%. While core consumer households have grown at an annualized rate of 9% through September, aggressive competition in the retail and municipal deposit businesses have offset core consumer household growth. Borrowings decreased by $88.3 million, or (13.5%), during the nine months ended September 30, 2005.
     Stockholders’ equity as of September 30, 2005 totaled $223.3 million, as compared to $210.7 million at December 31, 2004. The Tier 1 leverage capital ratio at September 30, 2005 was 7.59%, maintaining the Company’s well-capitalized position.
     Nonperforming assets totaled $2.5 million at September 30, 2005 (0.08% of total assets), as compared to $2.7 million (0.09% of total assets) reported at December 31, 2004. The allowance for loan losses increased to $26.5 million at September 30, 2005 compared to $25.2 million at December 31, 2004. The Company’s allowance for loan losses covered nonperforming loans 10.7 times at September 30, 2005 compared to 9.3 times coverage at December 31, 2004. The Company maintained an allowance to loan ratio of 1.31% at September 30, 2005.
     Chris Oddleifson, Chief Executive Officer and President of Independent Bank Corp. and Rockland Trust Company, stated that; “I am pleased with the earnings results for the quarter. Our prudent underwriting, along with optimizing our mix of earning assets through focused originations of commercial and home equity lending should position the Bank for continued strong earnings performance.”
     Christopher Oddleifson, Chief Executive Officer and President, and Denis K. Sheahan, Chief Financial Officer, of Independent Bank Corp., will host a conference call to discuss third quarter earnings at 10:00 a.m. Eastern Time on Friday, October 21, 2005. Internet access to the call is available on the Company’s website at http://www.RocklandTrust.com or by telephonic access by dial-in at 1-877-407-8031 reference: INDB. A replay of the call will be available until 11:59 p.m. on October 26, 2005 by calling 1-877-660-6853 Account Number: 286, Conference ID: 170618. The webcast replay will be available until January, 21 2006.
     Independent Bank Corp.’s sole bank subsidiary, Rockland Trust Company, currently has $3.0 billion in assets. Rockland Trust Company is a full-service community bank serving southeastern Massachusetts and Cape Cod. To find our more about the products and services available at Rockland Trust Company, please visit our website at www.RocklandTrust.com.
     This press release contains certain “forward-looking statements” with respect to the financial condition, results of operations and business of the Company. Actual results may differ from those contemplated by these statements. The Company wishes to caution readers not to place undue reliance on any forward-looking statements. The Company disclaims any intent or obligation to update publicly any such forward-looking statements, whether in response to new information, future events or otherwise.

Footnote:
     1. A contributing factor for the variance in the net interest margin between the nine months ended September 30, 2005 and September 30, 2004 was the implementation, during the first quarter of 2004, of FIN 46R: Financial Accounting Standards Board (“FASB”) Interpretation (“FIN”) No. 46 Revised, “Consolidation of Variable Interest Entities — an Interpretation of Accounting Research Bulletin No. 51”. FIN 46R addresses limited purpose trusts formed to issue trust preferred securities. FIN 46R required the Company to deconsolidate its two subsidiary trusts (Independent Capital Trust III and Independent Capital Trust IV) on March 31, 2004. The result of deconsolidating these subsidiary trusts is that trust preferred securities of the trusts, which were classified between liabilities and equity on the balance sheet (mezzanine section), no longer appear on the consolidated balance sheet of the Company. The related minority interest expense also is no longer included in the consolidated statement of income. Due to FIN 46R, the junior subordinated debentures of the parent company that were previously eliminated in consolidation are now included on the consolidated balance sheet within total borrowings. The interest expense on the junior subordinated debentures is included in the calculation of net interest margin of the consolidated company, negatively impacting the net interest margin by approximately 0.16% and 0.13% for the nine months ending September 30, 2005 and 2004, respectively, on an annualized basis. There is no impact on net income as the amount of interest previously recognized as minority interest is equal to the amount of interest expense that is recognized currently in the net interest margin offset by the dividend income on the subsidiary trusts common stock recognized in other non-interest income.

INDEPENDENT BANK CORP. FINANCIAL SUMMARY
(Unaudited — Dollars in Thousands)
CONSOLIDATED BALANCE SHEETS

	September 30,	December 31,	$	%	June 30,	QTD $	%
	2005	2004	Variance	Change	2005	Variance	Change

Assets
Cash and Due From Banks	$71,487	$62,961	8,526	13.54%	$76,454	(4,967)	-6.50%
Fed Funds Sold and Short Term Investments	1,203	2,735	(1,532)	-56.01%	3,564	(2,361)	-66.25%
Securities
Trading Assets	1,556	1,572	(16)	-1.02%	1,539	17	1.10%
Securities Available for Sale	604,878	680,286	(75,408)	-11.08%	614,760	(9,882)	-1.61%
Securities Held to Maturity	104,831	107,967	(3,136)	-2.90%	106,724	(1,893)	-1.77%
Federal Home Loan Bank Stock	29,287	28,413	874	3.08%	29,287	0	0.00%

Total Securities	740,552	818,238	(77,686)	-9.49%	752,310	(11,758)	-1.56%

Loans
Commercial and Industrial	163,276	156,260	7,016	4.49%	160,345	2,931	1.83%
Commercial Real Estate	662,383	613,300	49,083	8.00%	635,977	26,406	4.15%
Commercial Construction	127,936	126,632	1,304	1.03%	150,340	(22,404)	-14.90%
Business Banking	50,080	43,673	6,407	14.67%	48,742	1,338	2.75%
Residential Real Estate	419,713	427,556	(7,843)	-1.83%	426,753	(7,040)	-1.65%
Residential Construction	11,392	7,316	4,076	55.71%	9,423	1,969	20.90%
Residential Loans Held for Sale	7,216	10,933	(3,717)	-34.00%	11,511	(4,295)	-37.31%
Consumer — Home Equity	245,293	194,647	50,646	26.02%	229,899	15,394	6.70%
Consumer — Auto	275,776	283,964	(8,188)	-2.88%	281,564	(5,788)	-2.06%
Consumer — Other	56,055	52,077	3,978	7.64%	55,583	472	0.85%

Total Loans	2,019,120	1,916,358	102,762	5.36%	2,010,137	8,983	0.45%
Less — Allowance for Loan Losses	(26,455)	(25,197)	(1,258)	4.99%	(26,050)	(405)	1.55%

Net Loans	1,992,665	1,891,161	101,504	5.37%	1,984,087	8,578	0.43%

Bank Premises and Equipment	36,670	36,449	221	0.61%	36,303	367	1.01%
Goodwill and Core Deposit Intangible	56,939	57,288	(349)	-0.61%	57,127	(188)	-0.33%
Other Assets	84,107	75,094	9,013	12.00%	80,539	3,568	4.43%

Total Assets	$2,983,623	$2,943,926	39,697	1.35%	$2,990,384	(6,761)	-0.23%

Liabilities and Stockholders’ Equity
Deposits
Demand Deposits	$529,820	$495,500	34,320	6.93%	$528,295	1,525	0.29%
Savings and Interest Checking Accounts	617,437	614,481	2,956	0.48%	611,050	6,387	1.05%
Money Market	504,038	501,065	2,973	0.59%	513,181	(9,143)	-1.78%
Time Certificates of Deposit	521,195	449,189	72,006	16.03%	496,871	24,324	4.90%

Total Deposits	2,172,490	2,060,235	112,255	5.45%	2,149,397	23,093	1.07%

Federal Home Loan Bank Borrowings	423,505	537,919	(114,414)	-21.27%	460,784	(37,279)	-8.09%
Fed Funds Purchased and Assets Sold Under Repurchase Agreements	90,349	61,533	28,816	46.83%	86,976	3,373	3.88%
Junior Subordinated Debentures	51,546	51,546	0	0.00%	51,546	—	0.00%
Treasury Tax and Loan Notes	1,443	4,163	(2,720)	-65.34%	3,047	(1,604)	-52.64%

Total Borrowings	566,843	655,161	(88,318)	-13.48%	602,353	(35,510)	-5.90%

Total Deposits and Borrowings	2,739,333	2,715,396	23,937	0.88%	2,751,750	(12,417)	-0.45%
Other Liabilities	20,985	17,787	3,198	17.98%	18,106	2,879	15.90%
Stockholders’ Equity	223,305	210,743	12,562	5.96%	220,528	2,777	1.26%

Total Liabilities and Stockholders’ Equity	$2,983,623	$2,943,926	39,697	1.35%	$2,990,384	(6,761)	-0.23%

INDEPENDENT BANK CORP. FINANCIAL SUMMARY
(Unaudited — Dollars in Thousands)
CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended				Nine Months ended
	September 30,			Percent	September 30,			Percent
	2005	2004	Variance	Change	2005	2004	Variance	Change
INTEREST INCOME
Interest on Fed Funds Sold and Short Term Investments	$71	$9	62	688.89%	$137	$9	128	1422.22%
Interest and Dividends on Securities	8,160	9,001	(841)	-9.34%	25,799	25,399	400	1.57%
Interest on Loans	30,994	25,931	5,063	19.52%	88,891	72,750	16,141	22.19%

Total Interest Income	39,225	34,941	4,284	12.26%	114,827	98,158	16,669	16.98%

INTEREST EXPENSE
Interest on Deposits	6,616	5,207	1,409	27.06%	17,949	14,092	3,857	27.37%
Interest on Borrowed Funds	5,890	4,704	1,186	25.21%	17,946	12,631	5,315	42.08%

Total Interest Expense	12,506	9,911	2,595	26.18%	35,895	26,723	9,172	34.32%

Net Interest Income	26,719	25,030	1,689	6.75%	78,932	71,435	7,497	10.49%
Less — Provision for Loan Losses	1,070	761	309	40.60%	3,105	2,249	856	38.06%

Net Interest Income after Provision for Loan Losses	25,649	24,269	1,380	5.69%	75,827	69,186	6,641	9.60%

NON-INTEREST INCOME
Service Charges on Deposit Accounts	3,462	3,179	283	8.90%	9,611	9,141	470	5.14%
Investment Management Services Income	1,348	1,206	142	11.77%	3,999	3,535	464	13.13%
Mortgage Banking Income	1,068	708	360	50.85%	2,580	2,300	280	12.17%
BOLI Income	462	419	43	10.26%	1,360	1,389	(29)	-2.09%
Net Gain on Sale of Securities	—	461	(461)	-100.00%	616	1,458	(842)	-57.75%
Other Non-Interest Income	764	721	43	5.96%	2,233	2,583	(350)	-13.55%

Total Non-Interest Income	7,104	6,694	410	6.12%	20,399	20,406	(7)	-0.03%

NON-INTEREST EXPENSE
Salaries and Employee Benefits	11,804	11,214	590	5.26%	35,758	32,156	3,602	11.20%
Occupancy and Equipment Expenses	2,273	2,094	179	8.55%	7,465	6,592	873	13.24%
Data Processing and Facilities Management	1,070	1,180	(110)	-9.32%	3,023	3,390	(367)	-10.83%
Merger and Acquisition Expense	—	463	(463)	-100.00%	—	684	(684)	-100.00%
Other Non-Interest Expense	5,062	4,071	991	24.34%	14,089	14,057	32	0.23%

Total Non-Interest Expense	20,209	19,022	1,187	6.24%	60,335	56,879	3,456	6.08%

Minority Interest	—	—	0	0.00%	—	1,072	(1,072)	-100.00%

INCOME BEFORE INCOME TAXES	12,544	11,941	603	5.05%	35,891	31,641	4,250	13.43%

PROVISION FOR INCOME TAXES	3,857	3,679	178	4.84%	11,249	10,058	1,191	11.84%

NET INCOME	$8,687	$8,262	425	5.14%	$24,642	$21,583	3,059	14.17%

BASIC EARNINGS PER SHARE	$0.56	$0.55		1.82%	$1.60	$1.45		10.34%
DILUTED EARNINGS PER SHARE	$0.56	$0.54		3.70%	$1.59	$1.44		10.42%
BASIC AVERAGE SHARES	15,391,937	15,142,272		1.65%	15,370,226	14,856,722		3.46%
DILUTED AVERAGE SHARES	15,537,621	15,321,093		1.41%	15,518,039	15,039,756		3.18%

PERFORMANCE RATIOS:
Net Interest Margin (FTE)	3.93%	3.88%		1.29%	3.87%	3.95%		-2.03%
Return on Average Assets	1.17%	1.17%		0.00%	1.10%	1.09%		0.92%
Return on Average Equity	15.49%	16.92%		-8.45%	15.07%	15.73%		-4.20%

INDEPENDENT BANK CORP.
SUPPLEMENTAL FINANCIAL INFORMATION
CONSOLIDATED AVERAGE BALANCE SHEETS AND AVERAGE RATE DATA
(Unaudited — Dollars in Thousands)

		Three Months Ended September 30,
		2005			2004
			Interest			Interest
	Ending	Average	Earned/	Yield/	Average	Earned/	Yield/
	Balance	Balance	Paid	Rate	Balance	Paid	Rate

Interest-Earning Assets:
Federal Funds Sold and Assets Purchased Under Resale Agreement	$1,203	$8,437	$71	3.37%	$1,319	$9	2.73%
Securities:
Trading Assets	1,556	1,539	11	2.86%	1,500	14	3.73%
Taxable Investment Securities	678,168	688,230	7,481	4.35%	745,241	8,323	4.47%
Non-taxable Investment Securities (1)	60,828	61,924	1,028	6.64%	62,920	1,022	6.50%

Total Securities:	740,552	751,693	8,520	4.53%	809,661	9,359	4.62%
Loans (1)	2,019,120	2,004,389	31,086	6.20%	1,814,143	26,014	5.74%

Total Interest-Earning Assets	$2,760,875	$2,764,519	$39,677	5.74%	$2,625,123	$35,382	5.39%

Cash and Due from Banks	71,487	68,481			68,832
Other Assets	151,261	143,538			132,986

Total Assets	$2,983,623	$2,976,538			$2,826,941

Interest-bearing Liabilities:
Deposits:
Savings and Interest Checking Accounts	$617,437	$593,464	$712	0.48%	$607,646	$774	0.51%
Money Market	504,038	513,681	2,432	1.89%	505,307	1,680	1.33%
Time Deposits	521,195	512,092	3,472	2.71%	505,032	2,753	2.18%

Total interest-bearing deposits:	1,642,670	1,619,237	6,616	1.63%	1,617,985	5,207	1.29%
Borrowings:
Federal Home Loan Bank Borrowings	$423,505	$445,716	$4,362	3.91%	$389,583	$3,460	3.55%
Federal Funds Purchased and Assets Sold Under Repurchase Agreement	90,349	86,750	399	1.84%	56,209	125	0.89%
Junior Subordinated Debentures	51,546	51,546	1,117	8.67%	51,546	1,117	8.67%
Treasury Tax and Loan Notes	1,443	1,452	12	3.31%	2,032	2	0.39%

Total Borrowings:	566,843	585,464	5,890	4.02%	499,370	4,704	3.77%

Total Interest-Bearing Liabilities	$2,209,513	$2,204,701	$12,506	2.27%	$2,117,355	$9,911	1.87%

Demand Deposits	529,820	530,115			501,318

Other Liabilities	20,985	17,369			12,931

Total Liabilities	$2,760,318	$2,752,185			$2,631,604
Stockholders’ Equity	223,305	224,353			195,337

Total Liabilities and Stockholders’ Equity	$2,983,623	$2,976,538			$2,826,941

Net Interest Income			$27,171			$25,471

Interest Rate Spread (2)				3.47%			3.52%

Net Interest Margin (2)				3.93%			3.88%

Supplemental Information:
Total Deposits, including Demand Deposits	$2,172,490	$2,149,352	$6,616		$2,119,303	$5,207
Cost of Total Deposits				1.23%			0.98%
Total Funding Liabilities, including Demand Deposits	$2,739,333	$2,734,816	$12,506		$2,618,673	$9,911
Cost of Total Funding Liabilities				1.83%			1.51%

(1)	The total amount of adjustment to present interest income and yield on a fully tax-equivalent basis is $452 for the three months ended September 30, 2005 and $441 for the three months ended September 30, 2004.

(2)	Interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities. Net interest margin represents annualized net interest income as a percentage of average interest-earning assets.

INDEPENDENT BANK CORP.
SUPPLEMENTAL FINANCIAL INFORMATION
CONSOLIDATED AVERAGE BALANCE SHEETS AND AVERAGE RATE DATA
(Unaudited — Dollars in Thousands)

		Nine Months Ended September 30,
		2005			2004
			Interest			Interest
	Ending	Average	Earned/	Yield/	Average	Earned/	Yield/
	Balance	Balance	Paid	Rate	Balance	Paid	Rate

Interest-earning Assets:

Federal Funds Sold and Assets Purchased Under Resale Agreement	$1,203	$6,130	$137	2.98%	$455	$9	2.64%
Securities:
Trading Assets	1,556	1,546	27	2.33%	1,512	32	2.82%
Taxable Investment Securities	678,168	723,031	23,765	4.38%	700,739	23,260	4.43%
Non-taxable Investment Securities (1)	60,828	62,339	3,088	6.60%	64,695	3,240	6.68%

Total Securities:	740,552	786,916	26,880	4.55%	766,946	26,532	4.61%
Loans (1)	2,019,120	1,973,697	89,156	6.02%	1,691,790	72,994	5.75%

Total Interest-Earning Assets	$2,760,875	$2,766,743	$116,173	5.60%	$2,459,191	$99,535	5.40%

Cash and Due from Banks	71,487	65,145			67,125
Other Assets	151,261	142,989			115,009

Total Assets	$2,983,623	$2,974,877			$2,641,325	$

Interest-bearing Liabilities:
Deposits:
Savings and Interest Checking Accounts	$617,437	$596,458	2,032	0.45%	$557,087	$2,109	0.50%
Money Market	504,038	515,623	6,596	1.71%	434,974	4,110	1.26%
Time Deposits	521,195	504,108	9,321	2.47%	482,146	7,873	2.18%

Total interest-bearing deposits:	1,642,670	1,616,189	17,949	1.48%	1,474,207	14,092	1.27%
Borrowings:
Federal Home Loan Bank borrowings	$423,505	$485,418	$13,704	3.76%	$390,833	$9,972	3.40%
Federal Funds Purchased and Assets Sold Under Repurchase Agreement	90,349	73,902	862	1.56%	58,529	402	0.92%
Junior Subordinated Debentures	51,546	51,546	3,352	8.67%	34,615	2,247	8.66%
Treasury Tax and Loan Notes	1,443	1,714	28	2.18%	3,128	10	0.43%

Total borrowings:	566,843	612,580	17,946	3.91%	487,105	12,631	3.46%

Total Interest-Bearing Liabilities	$2,209,513	$2,228,769	$35,895	2.15%	$1,961,312	$26,723	1.82%

Demand Deposits	529,820	510,839			465,944

Company-Obligated Mandatorily Redeemable Securities of Subsidiary Holding Solely Parent Company Debentures of the Corporation	—	—			15,721
Other Liabilities	20,985	17,267			15,415

Total Liabilities	$2,760,318	$2,756,875			$2,458,392
Stockholders’ Equity	223,305	218,002			182,933

Total Liabilities and Stockholders’ Equity	$2,983,623	$2,974,877			$2,641,325

Net Interest Income			$80,278			$72,812

Interest Rate Spread (2)				3.45%			3.58%

Net Interest Margin (2)				3.87%			3.95%

Supplemental Information:
Total Deposits, including Demand Deposits	$2,172,490	$2,127,028	$17,949		$1,940,151	$14,092
Cost of Total Deposits				1.13%			0.97%
Total Funding Liabilities, including Demand Deposits	$2,739,333	$2,739,608	$35,895		$2,427,256	$26,723
Cost of Total Funding Liabilities				1.75%			1.47%

(1)	The total amount of adjustment to present interest income and yield on a fully tax-equivalent basis is $1,346 for the nine months ended September 30, 2005 and $1,377 for the nine months ended September 30, 2004.

(2)	Interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities. Net interest margin represents annualized net interest income as a percentage of average interest-earning assets.

	As Of
	September 30,	December 31,
	2005	2004

Asset Quality

Nonperforming Loans	2,462	2,702
Nonperforming Assets	2,467	2,702
Net charge-offs (year to date)	1,847	1,853
Net charge-offs to average loans (annualized)	0.12%	0.11%
Loans 90 days past due & still accruing	232	245
Nonperforming Loans/Gross Loans	0.12%	0.14%
Allowance for Loan Losses/Nonperforming Loans	1074.53%	932.53%
Loans/Total Deposits	92.94%	93.02%
Allowance for Loan Losses/Total Loans	1.31%	1.31%

Financial Ratios
Book Value per Share	$14.50	$13.75
Tangible Capital/Tangible Asset	5.68%	5.32%
Tangible Capital/Tangible Asset (proforma to include the deductibility of goodwill)	6.18%	5.82%
Tangible Book Value per Share	$10.81	$10.01
Tangible Book Value per Share (proforma to include the deductibility of goodwill)	$11.75	$10.96

Capital Adequacy
Tier one leverage capital ratio (1)	7.59%	7.06%

(1)	Estimated number for September 30, 2005